                                                                      EXHIBIT 11

                    THE COASTAL CORPORATION AND SUBSIDIARIES
                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
    (Millions of Dollars, Except Per Share Amounts, and Thousands of Shares)

                                                                        Year Ended December 31,
                                                                     -----------------------------
                                                                       1994      1993       1992
                                                                     --------  --------   --------

COMMON STOCK AND EQUIVALENTS:
----------------------------

Net earnings (loss) applicable to common stock and common
 stock equivalents.................................................  $  215.2  $  104.5   $ (127.3)
                                                                     ========  ========   ========

Average number of common shares outstanding........................   104,266   103,762    103,385
Class A common shares..............................................       421       435        442
Common share equivalent:
 $1.19 Cumulative Convertible Preferred, Series A*.................       235       241          -
Dilutive effect of outstanding stock options after application of
 treasury stock method*............................................       285       306          -
                                                                     --------  --------   --------
Average common and common equivalent shares........................   105,207   104,744    103,827
                                                                     ========  ========   ========

Net earnings (loss) per average common and common equivalent shares outstanding:
 Earnings (loss) before extraordinary item.........................  $   2.05  $   1.02   $  (1.23)
 Extraordinary item................................................         -      (.02)         -
                                                                     --------  --------   --------
 Net earnings (loss)...............................................  $   2.05  $   1.00   $  (1.23)
                                                                     ========  ========   ========

ASSUMING FULL DILUTION:
-----------------------

Net earnings (loss) applicable to common stock and common
 stock equivalents.................................................  $  215.2  $  104.5   $ (127.3)
Dividends applicable to dilutive preferred stock:
 Series B..........................................................        .2        .2          -
 Series C..........................................................        .2        .2          -
                                                                     --------  --------   --------
Adjusted net earnings (loss) assuming full dilution................  $  215.6  $  104.9   $ (127.3)
                                                                     ========  ========   ========

Average number of common shares outstanding........................   104,266   103,762    103,385
Class A common shares..............................................       421       435        442
Common share equivalents:
 Series A Preferred Stock*.........................................       235       241          -
Equivalent common shares from:
 Series B and C Preferred Stock*...................................       564       590          -
Dilutive effect of outstanding stock options after application of
 treasury stock method*............................................       293       326          -
                                                                     --------  --------   --------
Fully diluted shares...............................................   105,779   105,354    103,827
                                                                     ========  ========   ========

Fully diluted earnings (loss) per share**:
 Earnings (loss) before extraordinary item.........................  $   2.04  $   1.02   $  (1.23)
 Extraordinary item................................................         -      (.02)         -
                                                                     --------  --------   --------
 Net earnings (loss)...............................................  $   2.04  $   1.00   $  (1.23)
                                                                     ========  ========   ========
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 *  Convertible securities and options are not considered in the calculations if the effect of the conversion is anti-dilutive.
**  Reporting not required by generally accepted accounting principles because of small variance from earnings on average common and common equivalent shares.